LIST OF AII SUBSIDIARIES

                  Applebee's Beverage, Inc.
                  Applebee's of Michigan, Inc.
                  Applebee's of Minnesota, Inc.
                  Applebee's of New Mexico, Inc.
                  Applebee's of New York, Inc.
                  Applebee's of Nevada, Inc.
                  Applebee's Neighborhood Grill & Bar of Georgia, Inc. Applebee's of Pennsylvania, Inc.
                  Applebee's of Texas, Inc.
                  Applebee's of Virginia, Inc.
                  AII Services, Inc.
                  Apple Vermont Restaurants, Inc.
                  Applebee's Northeast, Inc.
                  Gourmet Systems of Arizona, Inc.
                  Gourmet Systems of California, Inc.
                  Gourmet Systems, Inc.
                  Gourmet Systems of Georgia, Inc.
                  Gourmet Systems of Kansas, Inc.
                  Gourmet Systems of Nevada, Inc.
                  Gourmet Systems of Minnesota, Inc.
                  Gourmet Systems of Tennessee, Inc.
                  Innovative Restaurant Concepts, Inc.
                  IRC Kansas, Inc.
                  RB International, Inc.
                  Rio Bravo Services, Inc.
                  Rio Bravo Restaurant, Inc.
                  Summit Restaurants, Inc.
                  Apple American Limited Partnership of Minnesota
                  GourmetWest of Nevada, Limited Liability Company

                     LIST OF AII INTERNATIONAL SUBSIDIARIES

                  A.I.I. Euro Services (Holland) B.V.
                  AII Services - Europe, Limited